Exhibit 5.1

September 15, 2014

Vantage Energy Inc.

116 Inverness Drive East, Suite 107

Englewood, Colorado 80112

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Vantage Energy Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company and the selling stockholders (the “Selling Stockholders”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-197265, originally filed with the Securities and Exchange Commission on July 7, 2014 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of up to 27,082,500 shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”).

Pursuant to the terms of a corporate reorganization that will be completed in connection with the Offering, the Selling Stockholders will contribute their interest in Vantage Energy, LLC and Vantage Energy II, LLC to the Company (the “Reorganization”) and, in connection therewith, shares of the Company’s common stock will be issued to the Selling Stockholders.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iii) the Reorganization will have been consummated in the manner described in the Registration Statement and the prospectus relating thereto, and (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other

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communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, we are of the opinion that:

(a)           with respect to the Common Shares to be issued or sold by the Company, when the Common Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), such Common Shares will be duly authorized, validly issued, fully paid and nonassessable; and

(b)           with respect to the Common Shares proposed to be sold by the Selling Stockholders, following the consummation of the Reorganization, such Common Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.